UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2011

SURNA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1103 United Success Commercial Centre 508 Jaffe Road Causeway Bay, Hong Kong
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 852-3721-3668

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer

On November 14, 2011, Mr. Charlie Rodriguez gave the Registrant notice of his resignation from his position as Chief Financial Officer of the Registrant, which was accepted by the Registrant on October 14, 2011.

(c) Appointment of Officer

On October 14, 2011the Board of Directors appointed Ms. Cherry Ping-Wai Lim to serve as the Registrant’s Chief Financial Officer.

Cherry Ping- Wai Lim, 45, Chief Financial Office and Director Ping-Wai Lim, also known as Cherry Lim, has been a member of our Board of Directors, since January 10, 2010. Ms. Lim is currently a partner with Lim Clarke & Co, a Hong Kong based private equity and venture capital group. Since January 2010, she has been Chief Executive Officer and a Director of FTG Media Group, a private cross-media digital entertainment corporation headquartered in Hong Kong; and was Executive Director (from July 2009) and Chief Executive Officer (from December 2009) of Heyspace International, a precursor business to FTG Media. From May 2008 until February 2009 she served as Vice President and Chief Operating Officer of Advanced ID Corp., a Radio-frequency identification (RFID) technology company whose common stock is traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol AIDO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA, INC.

By:/S/ Richard Clarke
Richard Clarke, President, Secretary and Director
Date: November 14, 2011